Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-128834) of Ameriprise Financial, Inc.,

•	Registration Statement (Form S-8 No. 333-128789 and No. 333-195690) pertaining to the Ameriprise Financial 2005 Incentive Compensation Plan,

•	Registration Statements (Form S-8 No. 333-128790 and No. 333-156074) pertaining to the Ameriprise Financial 401(k) Plan,

•
Registration Statements (Form S-8 No. 333-128791, No. 333-150677 and No. 333-181008) pertaining to the Ameriprise Financial Franchise Advisor Deferred Compensation Plan (formerly the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors),

•	Registration Statement (Form S-8 No. 333-156075) pertaining to the Ameriprise Financial 2008 Employment Incentive Equity Award Plan,

•	Registration Statement (Form S-3ASR No. 333-181005) of Ameriprise Financial, Inc. and Ameriprise Capital Trusts I through IV, and

•	Registration Statement (Form S-8 No. 333-159025) pertaining to the Ameriprise Advisor Group Deferred Compensation Plan;
of Ameriprise Financial Inc. of our report dated February 24, 2015 relating to the consolidated financial statements and the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, MN
February 24, 2015

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